                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 10 U.S.C.  Section  1350 as adopted  pursuant to Section 1350 of the

Sarbanes-Oxley  Act  of  2002,  in  connection  with  the  Quarterly  Report  of

Electronic Game Card, Inc. on Form 10-QSB/A for the period ending  September 30,

2005, as filed with the  Securities  and Exchange  Commission on the date hereof

(the "Report") for Electronic Game Card, Inc., (the "Company"),  the undersigned hereby certifies that:

(1)      to the  best of my  knowledge,  the  Report  fully  complies  with  the requirements  of Section 13(a) or 15(d) of the Securities  Exchange Act

         of 1934; and

(2)      to the best of my knowledge,  the  information  contained in the Report fairly presents, in all material respects,  the financial condition and result of operations of the Company.

February 3, 2006

/S/ LEE COLE

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    LEE COLE

    ACTING PRESIDENT AND ACTING

    CHIEF EXECUTIVE OFFICER